Exhibit 99.1

Mar 19, 2025 9:00 AM Eastern Daylight Time

STORE Capital Announces Pricing of $350.0 Million Offering of 5.40% Senior Notes Due 2030

SCOTTSDALE, Ariz.—(BUSINESS WIRE)—STORE Capital LLC (“STORE”, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today that it has priced a $350.0 million offering of 5.40% senior unsecured notes. The notes were priced at 99.935% of the principal amount and will mature on April 30, 2030. Interest on the notes will be paid semi-annually on April 30 and October 30 of each year, beginning October 30, 2025. The offering is expected to close on March 25, 2025, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering to repay indebtedness, including amounts outstanding under its STORE Master Funding Series 2015-1, Class A-2 notes and to fund property acquisitions.

The notes were offered and sold in a private offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The notes were offered by the initial purchasers only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About STORE Capital

STORE Capital is an internally managed net-lease real estate investment trust, or REIT, that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, or “STORE Properties”, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest-growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 3,300 property locations across the United States, substantially all of which are profit centers.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 5, 2025, as updated by the Company’s subsequent periodic reports filed with the Securities and Exchange Commission.

Contacts

Chad Freed

Executive Vice President - General Counsel

480-256-1108

cfreed@storecapital.com